Exhibit (i)

Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.383.0100 F: +1 202.637.3593

February 9, 2026

Wedbush Series Trust

225 S Lake Ave

Pasadena, CA 91101

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing of Post-Effective Amendment No. 4 to the Registration Statement of Wedbush Series Trust (the “Trust”), a Delaware statutory trust organized in series, File Nos. 333-284792 and 811-24052 (the “Amendment”) for the purpose of registering with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), beneficial interests in the series of the Trust (“Shares”) designated as Wedbush ReturnOnLeadership® U.S. Large-Cap ETF (the “Fund”), as specified in the Amendment.

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Amendment and the prospectus (“Prospectus”) and statement of additional information (“Statement of Additional Information”), each of which forms a part of the Amendment, in the form being filed with the Commission, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.

In rendering the opinions expressed below, we have assumed, without any independent investigation or verification (a) the genuineness of all signatures on documents submitted to us for examination, (b) the legal capacity of natural persons, (c) the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents and (d) that all certificates issued by public officials have been properly issued and that such certificates remain accurate on the date of this letter.

This opinion letter is limited to Chapter 38 of Title 12 of the Delaware Code Annotated, as amended, entitled “Treatment of Delaware Statutory Trusts” (the “Delaware Statutory Trust Act”). We express no opinion with respect to any other laws of the State of Delaware or the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that after the Amendment is effective under the Securities Act, upon the issuance and delivery of the Shares against payment therefor as described in the Prospectus and the Statement of Additional Information, such Shares will be legally issued, fully paid and non-assessable.

This opinion letter is limited to the matters expressly set forth herein, and no opinion may be inferred beyond those expressly stated. Our opinions expressed herein are as of the date hereof, and we have no obligation to update this letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

Eversheds Sutherland (US) LLP is part of a global legal practice, operating through various separate and distinct legal entities, under Eversheds Sutherland.  For a full description of the structure and a list of offices, please visit www.eversheds-sutherland.com.

February 9, 2026 Page 2

This opinion is rendered to you in connection with the filing of the Amendment. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Shares currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion letter with and as part of the Amendment and to the reference to our firm under the caption “Legal Counsel” in the Prospectus and the Statement of Additional Information. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ Eversheds Sutherland (US) LLP
Eversheds Sutherland (US) LLP

EDS